UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2021

FTC Solar, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40350	81-4816270
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9020 N Capital of Texas Hwy, Suite I-260
Austin, Texas		78759
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 737 787-7906

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	FTCI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2021, Anthony Etnyre and the Board of Directors (the “Board”) of FTC Solar, Inc. (the “Company”) agreed that Mr. Etnyre would step down from his position as President and Chief Executive Officer of the Company, effective as of September 23, 2021. Mr. Etnyre’ s departure is not related to any disagreement with the Company, and Mr. Etnyre has agreed to remain employed by the Company for a transition period into 2022 in order to facilitate an effective transition.

Also on September 13, 2021, the Board appointed Sean Hunkler to serve as the President and Chief Executive Officer of the Company, effective as of September 24, 2021. Mr. Hunkler will also be appointed as a member of the Board as of the same date, and will serve as a director until the Company’s 2023 Annual Meeting of Stockholders.

Mr. Hunkler has been with Western Digital since August of 2018, most recently serving as the Executive Vice President of Global Operations, and having previously served as the Senior Vice President, Global Operations, and as the Senior Vice President, Manufacturing Operations. Prior to that, Mr. Hunkler served as chief operating officer of Nexperia Semiconductors, a global semiconductor manufacturer created after its divestiture from NXP Semiconductors, from February 2017 to August 2018. From July 2012 to February 2017, he served as executive vice president, global operations of NXP Semiconductors, a global semiconductor manufacturer. Mr. Hunkler also served in senior leadership roles at Freescale Semiconductor, Motorola and SunEdison (formerly MEMC Electronic Materials). He holds an MBA from the University of Texas at Austin and a Bachelor’s in Chemical Engineering from The John Hopkins University.

In connection with Mr. Hunkler’s appointment to the role of President and Chief Executive Officer, the Company and Mr. Hunkler entered into an employment agreement (the “Employment Agreement”) dated September 13, 2021. Under the Employment Agreement, Mr. Hunkler will commence employment on September 24, 2021 (referred to as the “Effective Date”). The Employment Agreement provides that:

• Mr. Hunkler’s annual base salary will be $650,000, and his target annual incentive award will be 100% of his annual base salary.

• Mr. Hunkler will be eligible to participate in the Company’s long-term incentive program as adopted by the Compensation Committee of the Board from time to time in its discretion.

• Effective as of the Effective Date, Mr. Hunkler will be granted the following equity awards, subject to the terms of the Company’s 2021 Stock Plan: (i) 632,250 RSUs subject to a four-year installment vesting schedule based on continued employment, (ii) a performance-based option to acquire 1,053,750 shares of the Company’s common stock (“$30 Options”), granted at fair market value, which will be subject to a four year installment vesting schedule commencing on the first date after which the common stock has (a) closed above $30 per share on both the first and last day of any 90 day period, (b) closed above $30 per share on both the first and last day of any 60 trading day period during such 90 day period and (c) closed above $30 per share on at least 45 trading days during such 60 trading day period, provided that the $30 Options will be forfeited to the extent that such date has not occurred within 4 years of the Effective Date or between the 4-year anniversary and the 7-year anniversary of the Effective Date in certain circumstances, and (iii) a performance-based option to acquire 1,053,750 shares of the Company’s common stock (“$60 Options”), granted at fair market value, under substantially the same conditions as described for the $30 Options, replacing the $30 target with $60; provided that the $60 Option will be forfeited to the extent that the performance target has not been met prior to the 7-year anniversary of the Effective Date.

• Mr. Hunkler will also receive a cash sign-on bonus of $500,000, payable in two installments: $250,000 on the Effective Date and, if Mr. Hunkler then continues to be employed by the Company, $250,000 on the first anniversary of the Effective Date, subject to certain repayment provisions in the event that Mr. Hunkler ceases to be employed for any reason prior to the first anniversary of the Effective Date.

• If during the employment period the Company terminates Mr. Hunkler’s employment without cause or if he resigns for good reason (as such terms are defined in the Employment Agreement), then, provided he is in compliance with all applicable restrictive covenants and he signs a release which becomes effective, Mr. Hunkler will be entitled to receive: (A) prior to a change in control (as defined in the Employment Agreement), (x) cash severance equal to 1.5 times his base salary (or if greater the base salary as in effect prior to the event giving rise to good reason), payable in substantially equal installments over a period of 18 months, (y) in a lump sum at the same time bonuses are paid to active employees generally, an amount equal to his annual bonus as determined by the Compensation Committee of the Board, pro-rated for the number of days he was employed during the applicable calendar year through the applicable termination date, and (z) in a lump sum, a cash amount equal to the cost of COBRA benefits for Mr. Hunkler, his spouse and eligible dependents for a period of 18 months, or (B) within 12 months following a change in control, (i) in a lump sum, cash severance equal to 2 times the sum of his base salary and the target bonus (without regard to any reduction resulting in good reason), (ii) a prorated annual cash bonus for the year in which the date of termination occurs, based on actual performance to be paid at the same time as annual bonuses are paid to other senior officers; (iii) in a lump sum, a cash amount equal to the cost of COBRA benefits for Mr. Hunkler, his spouse and eligible dependents for a period of 18 months, (iv) full vesting of any unvested equity-based awards (at target level of achievement for any performance-based award) then held by Mr. Hunkler, and (v) reimbursement of certain legal fees if incurred by Mr. Hunkler.

There are no arrangements or understandings between Mr. Hunkler and any other persons pursuant to which he was selected as President and Chief Executive Officer and director of the Company. There are also no family relationships between Mr. Hunkler and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2021.

Item 8.01 Other Events.

On September 14, 2021, FTC Solar, Inc. issued a press release announcing the transition from Mr. Etnyre to Mr. Hunkler. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Exhibit Number		Description
99.1	*	Press Release of FTC Solar, Inc., dated September 14, 2021
104		Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTC Solar, Inc

Date:	September 14, 2021	By:	/s/ Patrick M. Cook
Patrick M. Cook Chief Financial Officer